UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

At the Annual Meeting of Stockholders of Arrowhead Pharmaceuticals, Inc. (the “Company”) held on March 18, 2021 (the “2021 Annual Meeting”), Michael S. Perry, D.V.M. did not receive a majority of the votes cast on his re-election to the Company’s Board of Directors (the “Board”). In accordance with the Company’s Director Resignation Policy, Dr. Perry offered to resign from the Board, and the Nominating Committee (the “Committee”) considered Dr. Perry’s offer of resignation and made a recommendation to the Board whether to accept or reject it. Dr. Perry did not participate in the proceedings of either the Committee or the Board with respect to his offer of resignation.

The Committee unanimously decided to recommend that the Board reject Dr. Perry’s offer of resignation. In making its decision, the Committee discussed Glass Lewis’s recommendation that investors vote against Dr. Perry’s re-election on the basis of “overboarding.” The Committee believed that, despite Institutional Shareholder Services’ recommendation that investors vote for Dr. Perry’s re-election, Dr. Perry did not receive the requisite vote for re-election because certain investors considered Dr. Perry to be overcommitted in terms of his public company board service. As disclosed in the Company’s 2021 proxy statement, Dr. Perry is the chief executive officer and president of Avita Medical, Inc. (“Avita”) and, at the time of the 2021 Annual Meeting, Dr. Perry served on the board of directors of Avita and two outside public company boards: Gamida Cell Ltd. (“Gamida”) and the Company. The Committee noted that Dr. Perry’s public company board commitments had been discussed with Dr. Perry following the 2021 Annual Meeting, and in response to this discussion, and notwithstanding Dr. Perry’s strong attendance record at Company Board and committee meetings, Dr. Perry had resigned from the board of directors of Gamida effective as of June 15, 2021. The Committee felt that Dr. Perry had appropriately addressed investor concerns by reducing his public company board commitments from two outside directorships to one outside directorship.

After the Committee’s meeting, the Board considered and reviewed the Committee’s recommendation. The Board discussed the circumstances relevant to the shareholder vote on Dr. Perry’s re-election, Dr. Perry’s public company board commitments and Dr. Perry’s resignation from the board of directors of Gamida following the 2021 Annual Meeting. The Board also noted that Dr. Perry had served as a director of the Company since 2011 and discussed Dr. Perry’s contributions during his tenure on the Board, including his substantial committee service. In particular, the Board placed value on Dr. Perry’s institutional knowledge of the Company, his medical expertise and his extensive experience in the biotech industry. Following its discussion, the Board accepted the recommendation of the Committee and voted unanimously to reject Dr. Perry’s offer of resignation. Dr. Perry will continue his service on the Board until the Company’s 2022 Annual Meeting of Stockholders or until his successor is elected and qualified.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD PHARMACEUTICALS, INC.

Date: June 16, 2021	By: /s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer